As filed with the Securities and Exchange Commission on July 27, 2021

Registration No. 333-256947

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAWSON INFRASTRUCTURE GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	80-0445167
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Level 5, 97 Pacific Highway

North Sydney NSW 2060

Australia

Telephone: +61 2 8624 6130

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James Manning

CEO - Mawson Infrastructure Group Inc.

Level 5, 97 Pacific Highway

North Sydney NSW 2060

Australia

Telephone: +61 2 8624 6130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chad Ensz, Esq.

Greg Carney, Esq.

Dentons US LLP

4655 Executive Drive, Suite 700

San Diego, CA 92121 USA

Telephone: +1 (858) 720-6361

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging Growth Company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.001 par value	503,357,990	$0.8425	$424,079,106.58	$46.267.03
Common Stock, $0.001 par value (underlying convertible notes)	43,622,862	$0. 8425	$36,752,261.24	$4,009.68
Common Stock, $0.001 par value (underlying warrants)	16,960,982	$0.8425	$14,289,627.34	$1,559.00
Total	563,941,835		475,120,995.16	$51,835.71	(5)

(1)	The Registrant is registering for resale by the selling stockholders identified in the prospectus contained herein up to 563,941,835 shares of common stock Common Stock, $0.001 par value (the “Common Stock”), which consists of: (i) 503,357,990 shares of Common Stock, (ii) 16,960,982 shares of Common Stock issuable upon exercise of Common Stock purchase warrants held by the selling stockholders and (iii) 43,622,862 shares of Common Stock issuable upon conversion of convertible notes held by the selling stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered hereby an additional indeterminate number of shares of Common Stock as may become issuable to the selling stockholders as a result of stock splits, stock dividends and similar transactions, and, in any such event, the number of shares registered hereby shall be automatically increased to cover the additional shares
(2)

Represents the higher of: (i) the exercise prices of the convertible security and (ii) the offering price of securities of the same class as the common stock underlying the convertible security calculated in accordance with Rule 457(c) under the Securities Act, for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. Represents the closing price of the Common Stock on the OTC Markets on July 6, 2020, a date within 5 trading days prior to the date of the filing of this registration statement.

(3)

Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the closing price of our Common Stock on June 7, 2021, as reported on the OTCQB, a date within 5 trading days of the date of filing of this registration statement.

(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate offering price.
(5)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-256947) is to file Exhibits 5.1, 10.35 and 10.40, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The exhibits filed and furnished with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Sydney, Australia on the 27th day of July, 2021.

Mawson Infrastructure Group Inc.

By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Manning	Chief Executive Officer and Director	July 27, 2021
James Manning	(Principal Executive Officer)

*	Chief Financial Officer	July 27, 2021
Or Eisenberg	(Principal Financial and Accounting Officer)

*	Director	July 27, 2021
Michael Hughes

*	Director	July 27, 2021
Gregory Martin

*	Director	July 27, 2021
Yossi Keret

*By:	/s/ James Manning
James Manning
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated as of May 21, 2017, by and among the Company, Bufiduck Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 22, 2017)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 31, 2017, by and among the Company, Bufiduck Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 1, 2017)

2.3	Acquisition Agreement, dated November 21, 2011, with Can-Fite Biopharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 23, 2011)

2.4	Agreement and Plan of Merger, dated February 24, 2012 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

2.5	Delaware Certificate of Merger (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

2.6	Nevada Articles of Merger (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

3.1	Certificate of Incorporation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)

3.2	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on July 18, 2013)

3.3	Certificate of Amendment to Certificate of Incorporation dated November 15, 2017 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 21, 2017)

3.4	Certificate of Amendment to Certificate of Incorporation dated March 1, 2018 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on March 5, 2018)

3.5	Form of Series A Certificate of Designation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018)

3.6	Bylaws (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 10, 2013)

3.7	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2021.

3.8	Certificate of Registration of a Company of Cosmos Capital Limited ACN 636 458 912 (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-256947) filed with the SEC on June 9, 2021)

3.9	Constitution of Cosmos Capital Limited (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-256947) filed with the SEC on June 9, 2021)

4.1	Specimen Common Stock Certificate (Incorporated by reference to Company’s Registration Statement on Form S-1 filed with the SEC on February 6, 2018)

4.2	Form of PIPE Warrant (Incorporated by reference to Company’s Registration Statement on Form S-1 filed with the SEC on February 6, 2018)

4.3	Form of Series A and B Warrant (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018)

4.4	Form of February 2021 Convertible Note (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-256947) filed with the SEC on June 9, 2021)

4.5	Warrant issued to HC Wainwright (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-256947) filed with the SEC on June 9, 2021)

4.6	Warrants issued to W Capital Advisors Pty Limited (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-256947) filed with the SEC on June 9, 2021)

5.1#	Opinion of Dentons US LLP

10.1+	2012 Stock Incentive Plan (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on February 9, 2012)

10.2+	2012 Stock Incentive Plan, Annex A (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on March 8, 2013)

10.3	Chairman Agreement between the Company and Mark Sieczkarek dated as of April 23, 2019 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 29, 2019)

10.4	Exclusive Distribution and Licensing Agreement dated May 1, 2015 between Resdevco Ltd. and Wize Pharma Ltd. (formally Star Night Technologies Ltd.) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.5	Amendment to Licensing Agreement dated November 22, 2015 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.6	Amendment No. 2 to Licensing Agreement dated March 20, 2016 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.7	Amendment No. 1 to Licensing Agreement – Israeli Market dated May 31, 2016 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.8	Amendment No. 2 to Licensing Agreement – Ukraine Market dated May 31, 2016 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.9	Addition to Amendment to Licensing Agreement dated January 6, 2017 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.10	Second Addition to Amendment to Licensing Agreement dated March 30, 2017 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.11	Correction to Licensing Agreement dated June 16, 2017 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.12	Appendix F to Exclusive Distribution and Licensing Agreement between Resdevco Ltd. and Wize Pharma Ltd. signed on May 1, 2015 dated July 20, 2017 (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.13	Appendix G to Exclusive Distribution and Licensing Agreement between Resdevco Ltd. and Wize Pharma Ltd. signed on May 1, 2015 dated July 20, 2017 (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.14	Assumption Agreement dated August 30, 2016 between Resdevco Ltd. and OcuWize Ltd (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.15+	Employment Agreement dated September 30, 2015 between Wize Pharma Ltd. and Or Eisenberg (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.16+	Agreement for Provision of Services Agreement dated September 30, 2015 between Wize Pharma Ltd. and N Danenberg Holdings (2000) Ltd. (unofficial English translation from Hebrew) (Incorporated by reference to Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017)

10.17	Letter dated September 6, 2017 from Resdevco Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 21, 2017)

10.18	Agreement dated September 25, 2017 between Resdevco Ltd. and Wize Pharma Ltd. (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 21, 2017)

10.19*	Third Amendment to Exclusive Distribution and Licensing Agreement by and between Wize Pharma Ltd. and Resdevco Research and Development Company Ltd., dated December 26, 2017 (Incorporated by reference to Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2018)

10.20*	Memorandum of Understanding by and between Wize Pharma Ltd. and Resdevco Research and Development Company Ltd., dated January 8, 2018 (Incorporated by reference to Company’s Annual Report on Form 10-K filed with the SEC on June 5, 2018)

10.21+	2018 Equity Incentive Plan (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on February 28, 2018)

10.22*	Exclusive Distribution Agreement between Wize Pharma Ltd. and HPGC Medical Co.,Ltd. dated May 31, 2018 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on June 5, 2018)

10.23+	Amendment to 2018 Equity Incentive Plan (Incorporated by reference to Company’s Annual Report on Form 8-K filed with the SEC on August 21, 2018)

10.24+	Employment Agreement, dated August 21, 2018, between Wize Pharma Ltd. and Or Eisenberg (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on August 22, 2018)

10.25+	Consulting Services Agreement, dated August 20, 2018, between Wize Pharma Ltd., N. Danenberg Holdings (2000) Ltd. and Noam Danenberg (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on August 22, 2018)

10.26	Form of Purchase Agreement dated October 22, 2018 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018)

10.27	Form of Registration Rights Agreement dated October 22, 2018 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018)

10.28	Placement Agency Agreement dated October 22, 2018 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018)

10.29	Convertible Loan Amendment dated October 19, 2018 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018)

10.30	Amendment No. 1 to Consulting Services Agreement dated November 7, 2018 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 14, 2018)

10.31+	Consulting Agreement dated November 7, 2018 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 14, 2018)

10.32*	Memorandum of Understanding between Wize Pharma Ltd. and Resdevco, Research and Development Ltd. dated February 24, 2019 (Incorporated by reference to Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2020)

10.33	Amendment to Convertible Loans Agreements dated March 4, 2019 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on March 4, 2019)

10.34	Amendment to Convertible Loans Agreements dated May 31, 2019 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on June 4, 2019)

10.35#	Amendment to Convertible Loans Agreements dated November 29, 2019

10.36	Exchange Agreement by and between Bonus BioGroup Ltd. and Wize Pharma Inc., dated January 9, 2020 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on January 15, 2020)

10.37	Share Purchase Agreement by and between Bonus BioGroup Ltd. and Wize Pharma Inc., dated January 9, 2020 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on January 15, 2020)

10.38	Form of Registration Rights Agreement (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on January 15, 2020)

10.39	Series B Purchase Agreement by and between Wize Pharma Inc. and various investors, dated January 9, 2020 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on January 15, 2020)

10.40#	Amendment to Exclusive Distribution and Licensing Agreement by and between Wize Pharma Ltd., OcuWize Ltd. and Resdevco Research and Development Company Ltd., dated May 4, 2020

10.41	Letter Agreement (SPA), dated June 24, 2020, by and between the Company and Bonus BioGroup Ltd. (Incorporated by reference to Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2020)

10.42	Amendment to Letter Agreement (SPA), dated July 1, 2020, by and between the Company and Bonus BioGroup Ltd. (Incorporated by reference to Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2020)

10.43	Form of Amendment No. 1, dated as of October 28, 2020, to the Securities Purchase Agreement of October 22, 2018, by and among the Company and the investors signatory thereto (Incorporated by reference to Company’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2020)

10.44	Addendum Agreement, between Wize Pharma, Inc. and Bonus BioGroup Ltd., dated November 29, 2020 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 30, 2020)

10.45	Form of Securities Purchase Agreement, between Wize Pharma, Inc. and various Purchasers, dated December 30, 2020 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on January 5, 2021)

10.46	Form of Securities Purchase Agreement, between Wize Pharma, Inc. and Noam Danenberg, dated December 30, 2020 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on January 5, 2021)

10.47†	Deed of Amendment, dated January 18, 2021, of the Bid Implementation Agreement between Wize Pharma, Inc. and Cosmos Capital Limited, dated December 30, 2020 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on January 19, 2021)

10.48	Form of Stock Restriction Agreement (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on January 19, 2021)

10.49†	Form of Contingent Value Rights Agreement (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on January 19, 2021)

10.50	Lease Agreement between Luna Squares LLC (FKA Innovative Property Management, LLC) and The Development Authority of Washington County dated May 1, 2020 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 19, 2021).

10.51	First Amendment to Lease Agreement and Exercise of Option to Lease an Additional Four Adjoining Acres between Luna Squares LLC (FKA Innovative Property Management, LLC) and The Development Authority of Washington County dated February 23, 2021. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 19, 2021).

10.52	International Sales Contract No:ZY0220211061 between Cosmos Infrastructure LLC and Canaan Convey Co., Ltd. dated February 5, 2021 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 19, 2021).

10.53	International Sales Contract NoZY0220211163 between Cosmos Infrastructure LLC and Canaan Convey Co., Ltd. dated March 26, 2021(Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 19, 2021).

10.54	Equipment Purchase and Finance and Security Agreement with Foundry Digital LLC. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 19, 2021).

10.55	Amendment To The Equipment Finance And Security Agreement Dated February 5, 2021(Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 19, 2021).

10.56	Second Amendment To The Equipment Finance And Security Agreement Dated April 1, 2021 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 19, 2021).

21.1	Subsidiaries of the Company (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-256947) filed with the SEC on June 9, 2021)

23.1##	Consent of LNP Audit and Assurance Pty Ltd.

23.2#	Consent of Dentons US LLP (included in Exhibit 5.1)

24.1##	Power of Attorney (Included in the signature page hereto)

#	Filed herewith
##	Previously filed.
†	Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.
+	Management compensatory plan
**	Confidential treatment was requested with respect to certain portions of this exhibit pursuant to 17.C.F.R. §240.24b-2. Omitted portions were filed separately with the SEC.